Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
May 3, 2011

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS FIRST QUARTER 2011 NET EARNINGS OF $434 MILLION, OR $1.21 PER DILUTED SHARE AND NET OPERATING INCOME OF $83 MILLION, OR $0.23 PER DILUTED SHARE

Bethesda, MD - May 3, 2011 - American Capital, Ltd. (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended March 31, 2011, of $83 million, or $0.23 per diluted share. Net earnings for the quarter were $434 million, or $1.21 per diluted share. Net asset value (“NAV”) per share increased 12%, or $1.26 per share, from December 31, 2010 to $11.97 as of March 31, 2011.

Q1 2011 FINANCIAL SUMMARY

•	$83 million NOI
✓    $16 million, or 24%, increase over Q4 2010
✓    Includes $15 million, or $0.04 per diluted share, of non-recurring income related to the removal of investments from non-accrual status

•	$354 million net unrealized appreciation of investments
✓    $(22) million, or 6%, decrease over Q4 2010

•	$80 million net realized earnings (net earnings less net unrealized appreciation)
✓    $75 million improvement over Q4 2010

•	$434 million net earnings
✓    $53 million, or 14%, improvement over Q4 2010
✓    44.6% annualized return on average equity (“ROE”)

•	$269 million of cash proceeds from realizations

•	$517 million of debt repaid

•	$11.97 NAV per share
✓    $1.26 per share, or 12%, increase over Q4 2010

“Our book value per share grew by $1.26 for the quarter to $11.97, delivering a 45% annualized return on equity for the quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “We have now experienced seven consecutive quarters of net unrealized appreciation on our investments. We believe that the performance of our portfolio will continue to improve as the economy continues to recover. We remain focused on improving our balance sheet and originating high quality investment opportunities.”

PORTFOLIO VALUATION
For the quarter ended March 31, 2011, net unrealized appreciation of investments totaled $354 million. The primary components of the net unrealized appreciation were:

•
$133 million unrealized appreciation in American Capital's investment in European Capital, excluding any impact of foreign currency translation on European Capital's cost basis or cumulative unrealized depreciation, primarily due to an increase in European Capital's NAV and a decrease in the implied discount to its NAV,

✓    The equity investment in European Capital is valued at $780 million, compared to the $970 million fair value of European Capital's NAV;

American Capital, Ltd.
May 3, 2011

•	$75 million net unrealized appreciation from American Capital's private finance portfolio as a result of improved portfolio company performance and improved multiples;

•	$60 million unrealized appreciation in American Capital's investment in American Capital, LLC, its alternative fund management company, primarily due to an increase in its funds under management; and

•	$39 million net unrealized appreciation from structured products investments as a result of improved cash flow projections and improved pricing of comparable transactions.

“During the quarter, we followed up on our success in 2010 and continued to strengthen our balance sheet,” said John Erickson, Chief Financial Officer. “We paid down an additional $517 million of debt, including $300 million of secured debt due 2013 and improved our asset coverage ratio to 336%. We continued to see strong liquidity in our portfolio during the quarter and focused on maximizing the value of our investments through organic growth and acquisitions to generate shareholder value. Additionally, we are adding shareholder value by growing our asset management business. Our assets under management grew by $14.6 billion as American Capital Agency Corp. raised $1.8 billion of equity and $13 billion of financing during the quarter.”

PORTFOLIO LIQUIDITY AND PERFORMANCE
In the first quarter of 2011, $269 million of cash proceeds were received from realizations of portfolio investments and exits. The Company made $152 million in new committed investments during the quarter. The weighted average effective interest rate on the Company's private finance debt investments as of March 31, 2011, was 10.3%, which was 10 basis points higher than the December 31, 2010 rate of 10.2%.

As of March 31, 2011, loans with a fair value of $227 million were on non-accrual, representing 7.7% of total loans at fair value, compared to $239 million fair value of non-accrual loans, representing 7.8% of total loans at fair value as of December 31, 2010.

“The credit quality of our portfolio continued to improve this quarter,” noted Gordon O'Brien, President, Specialty Finance and Operations. “Our past due accruing loans declined to $3 million as of quarter end and we are seeing continued improvement in the amount of non-accruing loans in our portfolio. As the economy continues to improve, we expect to see the credit quality of our portfolio continue to improve.”

American Capital, Ltd.
May 3, 2011

AMERICAN CAPITAL, LTD
CONSOLIDATED BALANCE SHEETS
As of March 31, 2011, December 31, 2010 and March 31, 2010
(in millions, except per share amounts)

	Q1	Q4	Q1 2011 Versus Q4 2010		Q1	Q1 2011 Versus Q1 2010
	2011	2010	$	%	2010	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $7,535, 7,698 and $9,013, respectively)	$5,652	$5,475	$177	3%	$5,698	$(46)	(1)%
Cash and cash equivalents	98	269	(171)	(64)%	820	(722)	(88)%
Restricted cash and cash equivalents	98	185	(87)	(47)%	79	19	24%
Interest receivable	30	37	(7)	(19)%	39	(9)	(23)%
Derivative agreements at fair value	5	4	1	25%	2	3	150%
Other	120	114	6	5%	119	1	1%
Total assets	$6,003	$6,084	$(81)	(1)%	$6,757	$(754)	(11)%

Liabilities and Shareholders' Equity
Debt	$1,742	$2,259	$(517)	(23)%	$4,026	$(2,284)	(57)%
Derivative agreements at fair value	95	106	(11)	(10)%	109	(14)	(13)%
Other	50	51	(1)	(2)%	96	(46)	(48)%
Total liabilities	1,887	2,416	(529)	(22)%	4,231	(2,344)	(55)%

Shareholders' equity

Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—

Common stock, $0.01 par value, 1,000.0 shares authorized, 353.8, 352.7 and 292.9 issued and 343.9, 342.4 and 281.3 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	7,145	7,131	14	—	6,745	400	6%
Distributions in excess of net realized earnings	(1,056)	(1,136)	80	7%	(786)	(270)	(34)%
Net unrealized depreciation of investments	(1,976)	(2,330)	354	15%	(3,436)	1,460	42%
Total shareholders' equity	4,116	3,668	448	12%	2,526	1,590	63%
Total liabilities and shareholders' equity	$6,003	$6,084	$(81)	(1)%	$6,757	$(754)	(11)%

NAV per common share outstanding	$11.97	$10.71	$1.26	12%	$8.98	$2.99	33%

American Capital, Ltd.
May 3, 2011

AMERICAN CAPITAL, LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2011 and 2010
(in millions, except per share data)
(unaudited)

			Three Months Ended
	Three Months Ended		March 31,
	March 31,		2011 Versus 2010
	2011	2010	$	%

OPERATING INCOME
Interest and dividend income	$146	$150	$(4)	(3)%
Fee income	13	14	(1)	(7)%
Total operating income	159	164	(5)	(3)%

OPERATING EXPENSES
Interest	29	57	(28)	(49)%
Salaries, benefits and stock-based compensation	36	34	2	6%
General and administrative	11	20	(9)	(45)%
Debt refinancing costs	—	4	(4)	(100)%
Total operating expenses	76	115	(39)	(34)%

NET OPERATING INCOME	83	49	34	69%

Net realized gain (loss) on investments
Portfolio company investments	10	(107)	117	NM
Foreign currency transactions	—	(3)	3	100%
Derivative agreements	(13)	(16)	3	19%
Total net realized loss on investments	(3)	(126)	123	98%

NET REALIZED EARNINGS (LOSS)	80	(77)	157	NM

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	256	357	(101)	(28)%
Foreign currency translation	85	(87)	172	NM
Derivative agreements	13	(6)	19	NM
Total net unrealized appreciation of investments	354	264	90	34%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$434	$187	$247	132%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.24	$0.17	$0.07	41%
Diluted	$0.23	$0.17	$0.06	35%

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.23	$(0.27)	$0.50	NM
Diluted	$0.22	$(0.27)	$0.49	NM

NET EARNINGS PER COMMON SHARE
Basic	$1.25	$0.66	$0.59	89%
Diluted	$1.21	$0.65	$0.56	86%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	346.1	283.7	62.4	22%
Diluted	358.4	286.0	72.4	25%
___________________
NM = Not meaningful.

American Capital, Ltd.
May 3, 2011

AMERICAN CAPITAL, LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2011, December 31, 2010 and March 31, 2010
(in millions, except per share data)
(unaudited)

			Q1 2011 Versus Q4 2010			Q1 2011 Versus Q1 2010
	Q1 2011	Q4 2010	$	%	Q1 2010	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,003	$6,084	$(81)	(1)%	$6,757	$(754)	(11)%
Externally Managed Assets at Fair Value(1)	31,205	16,561	14,644	88%	8,271	22,934	277%
Total	$37,208	$22,645	$14,563	64%	$15,028	$22,180	148%

New Investments
Senior Debt	$138	$35	$103	294%	$—	$138	100%
Preferred Equity	—	—	—	—	81	(81)	(100)%
Mezzanine Debt	—	—	—	—	1	(1)	(100)%
Common Equity	14	—	14	100%	2	12	600%
Total	$152	$35	$117	334%	$84	$68	81%

Direct Investments	$14	$—	$14	100%	$—	$14	100%
Add-on Financing for Recapitalizations	25	—	25	100%	75	(50)	(67)%
Add-on Financing for Purchase of Debt of a Portfolio Company	—	25	(25)	(100)%	—	—	—
Add-on Financing for Working Capital in Distressed Situations	16	10	6	60%	8	8	100%
Add-on Financing for Growth and Working Capital	97	—	97	100%	1	96	NM
Total	$152	$35	$117	334%	$84	$68	81%

Realizations
Principal Prepayments	$149	$330	$(181)	(55)%	$90	$59	66%
Sale of Equity Investments	63	97	(34)	(35)%	49	14	29%
Loan Syndications and Sales	6	—	6	100%	15	(9)	(60)%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	43	33	10	30%	2	41	NM
Scheduled Principal Amortization	8	14	(6)	(43)%	7	1	14%
Total	$269	$474	$(205)	(43)%	$163	$106	65%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$14	$24	$(10)	(42)%	$8	$6	75%
Gross Realized Loss	(4)	(71)	67	94%	(115)	111	97%
Portfolio Net Realized Gain (Loss)	10	(47)	57	NM	(107)	117	NM
Foreign Currency	—	—	—	—	(3)	3	100%
Derivative Agreements	(13)	(15)	2	13%	(16)	3	19%
Net Realized Loss	(3)	(62)	59	95%	(126)	123	98%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	162	163	(1)	(1)%	195	(33)	(17)%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(87)	(81)	(6)	(7)%	(84)	(3)	(4)%
Net Unrealized Appreciation of Private Finance Portfolio Investments	75	82	(7)	(9)%	111	(36)	(32)%
Net Unrealized Appreciation of European Capital Investment	133	120	13	11%	50	83	166%
Net Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(43)	22	(65)	NM	69	(112)	NM
Net Unrealized Depreciation of American Capital Agency Corp.	—	—	—	—	(2)	2	100%
Net Unrealized Appreciation of American Capital, LLC	60	49	11	22%	26	34	131%
Net Unrealized Appreciation of Structured Products	39	54	(15)	(28)%	—	39	100%

American Capital, Ltd.
May 3, 2011

Reversal of Prior Period Net Unrealized (Depreciation) Appreciation Upon Realization	(8)	61	(69)	NM	103	(111)	NM
Net Unrealized Appreciation of Portfolio Investments	256	388	(132)	(34)%	357	(101)	(28)%
Foreign Currency Translation - European Capital	82	(34)	116	NM	(85)	167	NM
Foreign Currency Translation - Other	3	(2)	5	NM	(2)	5	NM
Derivative Agreements	13	24	(11)	(46)%	(6)	19	NM
Net Unrealized Appreciation of Investments	354	376	(22)	(6)%	264	90	34%

Net Gains, Losses, Appreciation and Depreciation	$351	$314	$37	12%	$138	$213	154%

Other Financial Data
NAV per Share	$11.97	$10.71	$1.26	12%	$8.98	$2.99	33%
Debt at Cost	$1,742	$2,259	$(517)	(23)%	$4,026	$(2,284)	(57)%
Debt at Fair Value	$1,708	$2,208	$(500)	(23)%	$3,955	$(2,247)	(57)%
Market Capitalization	$3,408	$2,588	$820	32%	$1,429	$1,979	138%
Total Enterprise Value(2)	$5,052	$4,579	$473	10%	$4,635	$417	9%
Asset Coverage Ratio	336%	262%			163%
Debt to Equity Ratio	0.4x	0.6x			1.6x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.3%	10.2%	0.1%	1%	10.3%	—	—
Loans on Non-Accrual at Cost	$663	$702	$(39)	(6)%	$671	$(8)	(1)%
Loans on Non-Accrual at Fair Value	$227	$239	$(12)	(5)%	$263	$(36)	(14)%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	19.3%	19.6%			15.4%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	7.7%	7.8%			7.0%
Past Due Loans at Cost	$3	$58	$(55)	(95)%	$47	$(44)	(94)%
Debt to Equity Conversions at Cost	$49	$9	$40	444%	$77	$(28)	(36)%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	4.0%	3.4%			1.9%
LTM Net Realized Loss Return on Average Equity at Cost	(3.6)%	(6.2)%			(11.3)%
LTM Net Earnings (Loss) Return on Average Equity at Fair Value	37.3%	33.5%			(7.6)%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	5.5%	4.5%			3.2%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Equity at Cost	5.3%	0.3%			(5.1)%
Current Quarter Annualized Net Earnings Return on Average Equity at Fair Value	44.6%	44.0%			30.7%
______________________________
NM = Not meaningful
(1)     Includes total assets of American Capital Agency Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO-1 less American Capital's investment in the funds.
(2)     Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
May 3, 2011

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre- 2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	Pre-2001 - 2011 Aggregate	2006 - 2011 Aggregate
IRR at Fair Value of All Investments(2)	8.5%	18.1%	8.2%	20.3%	13.5%	10.0%	9.6%	(7.4)%	7.8%	—	7.3%	1.0%
IRR of Exited Investments(5)	8.6%	20.3%	9.7%	23.3%	16.8%	21.8%	10.7%	(5.9)%	12.9%	—	11.8%	3.3%
IRR at Fair Value of Equity Investments Only(2)(3)(4)	6.7%	46.3%	11.5%	27.2%	26.6%	2.2%	14.1%	(12.1)%	13.1%	—	6.8%	1.9%
IRR of Exited Equity Investments Only(3)(4)(5)	8.6%	48.2%	18.3%	32.2%	42.8%	47.2%	18.7%	9.3%	35.7%	—	26.2%	16.3%
Original Investments and Commitments	$1,065	$376	$962	$1,436	$2,266	$4,740	$5,223	$7,451	$1,036	$14	$24,569	$13,724
Total Exits and Prepayments of Original Investments and Commitments	$998	$353	$810	$1,098	$1,908	$2,373	$3,743	$4,128	$238	$—	$15,649	$8,109
Total Interest, Dividends and Fees Collected	$405	$148	$340	$419	$637	$1,056	$1,113	$1,060	$275	$—	$5,453	$2,448
Total Net Realized (Loss) Gain on Investments	$(128)	$(4)	$(90)	$143	$28	$279	$(103)	$(756)	$(28)	$—	$(659)	$(887)
Current Cost of Investments	$82	$23	$157	$329	$421	$2,050	$1,217	$2,547	$706	$3	$7,535	$4,473
Current Fair Value of Investments	$55	$1	$97	$420	$323	$1,701	$1,064	$1,366	$622	$3	$5,652	$3,055
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.0%	—	1.7%	7.4%	5.7%	30.1%	18.8%	24.2%	11.0%	0.1%	100.0%	54.1%
Net Unrealized Appreciation (Depreciation)	$(27)	$(22)	$(60)	$91	$(98)	$(349)	$(153)	$(1,181)	$(84)	$—	$(1,883)	$(1,418)
Non-Accruing Loans at Cost	$—	$15	$27	$—	$33	$36	$100	$430	$22	$—	$663	$552
Non-Accruing Loans at Fair Value	$1	$1	$14	$—	$11	$25	$35	$111	$29	$—	$227	$175
Equity Interest at Fair Value(3)	$31	$—	$8	$201	$75	$1,225	$410	$330	$181	$3	$2,464	$924
Debt to EBITDA(6)(7)(8)	3.6	NM	9.5	4.0	5.9	5.1	4.7	6.9	5.5	—	5.6	5.8
Interest Coverage(6)(8)	3.2	NM	1.7	3.1	2.5	3.4	2.6	1.7	1.7	—	2.4	2.0
Debt Service Coverage(6)(8)	3.0	NM	1.6	2.9	1.8	2.4	2.2	1.5	1.6	—	2.0	1.8
Average Age of Companies(8)	33 yrs	26 yrs	34 yrs	41 yrs	49 yrs	28 yrs	36 yrs	31 yrs	26 yrs	1 yr	33 yrs	33 yrs
Diluted Ownership Percentage(3)	56%	86%	45%	53%	53%	74%	44%	50%	42%	—	56%	56%
Average Sales(8)(9)	$48	$7	$45	$193	$72	$115	$155	$183	$115	$—	$145	$159
Average EBITDA(8)(10)	$6	$—	$9	$40	$16	$22	$37	$36	$32	$—	$31	$36
Average EBITDA Margin	12.5%	(6.8)%	20.6%	20.7%	22.3%	19.0%	24.0%	19.6%	28.2%	—	20.9%	22.4%
Total Sales(8)(9)	$89	$306	$194	$1,343	$446	$1,319	$4,556	$5,071	$1,381	$—	$14,705	$11,008
Total EBITDA(8)(10)	$11	$6	$26	$198	$84	$243	$472	$906	$284	$—	$2,230	$1,662
% of Senior Loans(8)(11)	71%	100%	58%	58%	26%	40%	29%	54%	16%	—	40%	39%
% of Loans with Lien(8)(11)	100%	67%	100%	100%	88%	93%	93%	91%	56%	—	89%	87%
———————
(1)    Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.
(2)    Assumes investments are exited at current fair value.
(3)    Excludes investments in structured products.
(4)    Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)    Includes exited securities of existing portfolio companies.
(6)    These amounts do not include investments in which we own only equity.
(7)    For portfolio companies with a nominal EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times EBITDA.
(8)    Excludes investments in structured products, managed funds and American Capital, LLC.
(9)    Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)    EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)    As a percentage of our total debt investments.

American Capital, Ltd.
May 3, 2011

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 4, 2011 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please provide the operator with the conference ID number 58071190. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q1 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on May 4, 2011. In addition, there will be a phone recording available from 2:00 pm ET May 4, 2011 until 11:59 pm ET May 18, 2011. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The access code for both domestic and international callers is 58071190.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $37 billion in assets under management and eight offices in the U.S., Europe and Asia. American Capital and European Capital will consider investment opportunities from $10 million to $300 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.